76


                                TRUST AGREEMENT


     AMERICAN  GAMING  &  ENTERTAINMENT,   LTD.   (hereinafter  referred  to  as
"American"), and NBD Bank, N.A., (hereinafter referred to as "Trustee"), agree as follows:

     1. American has transferred to the Trustee, to be held in trust pursuant to the terms and conditions enumerated herein, a certain 24.5% membership interest (the "Membership Interest") in RSR, LLC, an Indiana limited liability company ("RSR") which is represented by certificate No. 1.

     2. The Trustee acknowledges receipt of the certificate representing the Membership Interest and agrees to hold it in trust in accordance with the terms and conditions of this Trust Agreement.

     3. The Trustee shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of the certificate representing the Membership Interest, or of any endorsement (or any lack of endorsement) thereon, or for any description therein.

     4. Because of the execution and delivery by American of the Irrevocable Proxy and Consent Agreement attached hereto as Exhibit A (the "Proxy"), Trustee shall have no obligation or authority whatsoever to vote the Membership Interest whatsoever. In addition, Trustee shall not make any capital or other contribution to RSR in respect of the Membership Interest. Trustee shall promptly forward to American any and all notices it receives in respect of the Membership Interest.

     5. a. Subject to the provisions of Article 8 below, Trustee shall hold the Membership Interest in trust, and shall not sell, transfer, convey, assign or otherwise dispose of the same except in accordance with written instructions from American, which instructions shall be accompanied by written approval from the Indiana Gaming Commission (the "Commission") permitting such a transfer.

         b. Subject to the provisions of Article 8 below, Trustee shall not distribute any of the distributions or other monies received by the Trustee in respect of the Membership Interest, but shall hold the same, together with any interest or other earnings on such distributions and other monies, in trust.

         c. Subject to the provisions of Article 8 below, if the Trustee sells or otherwise disposes of the Membership Interest in accordance with the written instructions of American pursuant to Article 5a, Trustee shall distribute to American or its designee (i) the proceeds received by Trustee from such sale or other disposition and (ii) any and all distributions or other monies received by Trustee in respect of the Membership Interest (including any and all interest or other earnings thereon) then held or thereafter received by Trustee. Such proceeds and monies shall be distributed to American as soon as possible, but in no event later than 30 days after receipt thereof, and this Trust Agreement shall terminate upon such distribution. If the sale or disposition of the Membership Interest occurs pursuant to Section 4 of the Proxy, the Trustee shall make the distribution contemplated by this Article 5 after the closing under the Proxy and, if any portion of the purchase price is in contention under Section 4 of the Proxy, shall make any additional distributions within thirty (30) days after the Trustee's receipt of any additional funds in respect of the Membership Interest.

     6. American shall be responsible to the Trustee for the payment of the Trustee's reasonable fees and expenses (including reasonable attorneys' fees) and agrees to pay the Trustee periodically in advance, and no less often than annually, a reasonable fee, as may be agreed upon in advance in writing from time to time, for its services under this Trust Agreement. Initially, Trustee's fee shall be in accordance with the schedule set forth on Exhibit B attached hereto.

     7. Trustee, at its discretion, may render to American periodic statements for its services or may periodically deduct said fee from the monies held pursuant to this Trust Agreement. In addition to the compensation provided herein, the Trustee shall be entitled to its reasonable fees, costs and expenses in the event of litigations or arbitrations or other proceedings arising out of this Trust Agreement or the Proxy, or in any way involving the Membership Interest. In any case, Trustee shall furnish at least quarterly to American and to the Commission an account of its receipts and disbursements.


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                                       77


     8. In addition to any other remedies which may be provided by law, if the Trustee's fees, costs, expenses, or reasonable attorney's fees provided for herein, are not paid within 60 days after written notice to American and there are no other monies held pursuant to the Trust Agreement against which Trustee may offset such fees, costs and expenses, the Trustee shall have the right to sell the Membership Interest and reimburse itself therefore from the proceeds of such sale after receiving Commission approval of the Purchaser or from any other cash held pursuant to this Trust Agreement. In addition, the Trustee shall have the right to withhold distribution of any property held pursuant to this Trust Agreement until such time as its fees, costs, expenses or reasonable attorney's fees have been paid.

     9. The Trustee may at the expense of American consult with counsel to be selected and employed by the Trustee on any matter arising out of or in conjunction with this Trust Agreement and shall be fully protected with respect to any action under this Trust Agreement taken or suffered in good faith by the Trustee in accordance with the opinion of such counsel. The Trustee shall not be responsible for any act or omission on its part so long as it acts in good faith. The Trustee may rely upon any notice, certificate, affidavit, release letter or other paper or document which it reasonably believes to be genuine and it shall not be liable if it relies on such genuineness in good faith. American shall hold harmless and indemnify Trustee for any action or inaction on the part of Trustee, its directors, officers, employees or agents unless such action or inaction shall constitute gross negligence or willful misconduct.

     10. Any monies held pursuant to this Trust Agreement shall be invested in any daily money market funds maintained by the Trustee or its affiliates for its fiduciary accounts.

     11. American agrees to use its best efforts to solicit a suitable buyer for the Membership Interest and to provide quarterly to Trustee written evidence of such efforts. Trustee is authorized and directed to mail to the Commission a copy of such written evidence upon Trustee's receipt thereof, which copy shall be clearly marked confidential and shall be accompanied by a direction to the Commission to treat the information contained therein as confidential. American shall provide to Trustee a copy of any notice or other document delivered to or by American pursuant to the Proxy. Except as otherwise expressly allowed in this Agreement, American agrees not to exercise, directly or indirectly, any control or influence over the Trustee with respect to any matter concerning the Membership Interest.

     12. Trustee may resign upon thirty (30) days prior written notice to American and the Commission. In the event of the resignation or inability of the Trustee to act, American, with the consent of the Commission, shall appoint a successor Trustee. Such successor Trustee shall take possession of all property held in the Trust in accordance with the terms and conditions of this Agreement, but shall not be responsible for the acts or omissions of the predecessor Trustee.

     13. The delivery of the Membership Interest or any other property held pursuant to the terms of this Trust Agreement, in accordance herewith, shall wholly discharge the Trustee from all responsibility hereunder and shall terminate the Trust Agreement as it applies to the property so delivered.

     14. Any notice in writing required or permitted to be given by the Trustee to American will be deemed to have been sufficiently given if personally delivered to American or if mailed in an envelope addressed to American at the following address or such other address as American hereafter may specify in written notice to the Trustee:

                       American Gaming & Entertainment, Ltd.
                       Bayport One, Suite 300
                       Yacht Club Drive
                       West Atlantic City, NJ 08232

Any notice in writing required or permitted to be given by American to the Trustee will be sufficiently given if delivered to the Trustee at its principal office, or if mailed in an envelope addressed as follows or to such other address as the Trustee may hereinafter specify by written notice to American:

                       NBD Bank, N.A.
                       One Indiana Square
                       Indianapolis, Indiana 46204
                       Attention:  Trust Department

         15. This Trust Agreement is irrevocable and may not be amended or modified except by Trustee with prior written consent of American and the Commission.


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                                       78


         16. This Trust Agreement shall be governed, construed and enforced according to the laws of the State of Indiana and shall be binding upon, and inure to the benefit of, each party's successors, assigns, heirs, executors, and administrators.

         17. This Trust Agreement shall become effective upon the later to occur of execution and delivery of the Proxy and the approval of the Trustee by the Commission.

         IN WITNESS WHEREOF, the parties have set their hands and seals to this Trust Agreement as of this 23rd day of August, 1996.

                                AMERICAN GAMING & ENTERTAINMENT, LTD.


                                By:  /s/  J. Douglas Wellington
                                    -------------------------------------------
                                Printed:  J. Douglas Wellington
                                        ---------------------------------------
                                Its: President and Chief Operating Officer
                                    -------------------------------------------

                                               "American"


                                NBD Bank, N.A.


                                By:  /s/  Marya Jones Lee
                                    -------------------------------------------
                                Printed:  Marya Jones Lee
                                        ---------------------------------------
                                Its: Associate Trust Counsel And Vice President
                                    -------------------------------------------

                                                "Trustee"



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                                  79
                                                                      EXHIBIT A
                                                                      ---------


         The Irrevocable Proxy and Consent Agreement is filed as Exhibit 10.72 to this Form 8-K.